EXHIBIT 99.2
UNAUDITED PRO FORMA COMBINED
CONDENSED FINANCIAL STATEMENTS
     On January 26, 2007, Illumina, Inc. (“Illumina”) completed its acquisition of Solexa, Inc. (“Solexa”) in a stock-for-stock merger transaction for a total purchase price of $618.7 million. The total purchase price includes $527.1 million for the fair value of securities issued, $8.2 million in cash and stock for change of control bonuses, $75.3 million for restricted stock and shares issuable upon the exercise of outstanding options and warrants assumed and transaction costs of $8.1 million.
     The unaudited pro forma combined condensed statement of operations for the year ended December 31, 2006, illustrates the effect of the acquisition of Solexa as if it had occurred on January 2, 2006, and includes the historical audited statement of operations for Solexa for the year ended December 31, 2006, combined with Illumina’s audited combined condensed statement of operations for the year ended December 31, 2006. The unaudited pro forma combined condensed statement of operations for the three months ended April 1, 2007, illustrates the effect of the acquisition of Solexa as if it had occurred on January 2, 2006, and includes the unaudited results of operations for Solexa for the period from January 1, 2007 through January 26, 2007, combined with Illumina’s unaudited combined condensed statement of operations for the three months ended April 1, 2007.
     The pro forma combined financial statements should be read in conjunction with the separate historical and pro forma consolidated financial statements and the notes thereto of Illumina contained in the 2006 Annual Report on Form 10-K filed on February 28, 2007, the Form 8-K filed on February 1, 2007, and the audited financial statements of Solexa included as an exhibit to this filing.
     The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the acquisition had occurred as of the date or during the period presented nor is it necessarily indicative of future operating results or financial positions.

COMBINED PRO FORMA FINANCIAL DATA
UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
(In thousands, except per share data)

	For the Year Ended
	December 31, 2006
			Pro Forma		Pro Forma
	Illumina	Solexa	Adjustments	Notes	Combined

Revenue	$184,586	$2,517	$—		$187,103

Costs and expenses:
Cost of revenue	59,344	2,200	3,425	(a)	65,166
			197	(c)

Manufacturing startup and excess capacity costs	—	3,425	(3,425)	(a)	—
Research and development expenses	33,373	25,037	1,242	(c)	59,652
Selling, general and administrative expenses	54,057	20,217	(522)	(b)	75,468
			1,716	(c)

Amortization of acquired identifiable intangible assets	—	—	2,652	(b)	2,652

Income (loss) from operations	37,812	(48,362)	(5,285)		(15,835)

Interest and other income, net	4,808	2,724	—		7,532

Income (loss) before income taxes	42,620	(45,638)	(5,285)		(8,303)

Provision for income taxes (income tax benefit)	2,652	(1,828)	(789)	(d)	35

Net income (loss)	$39,968	$(43,810)	$(4,496)		$(8,338)

Net income (loss) per share, basic	$0.90				$(0.14)

Net income (loss) per share, diluted	$0.82				$(0.14)

Shares used in calculating net income (loss) per share, basic	44,501		13,130	(e)	57,631

Shares used in calculating net income (loss) per share, diluted	48,754		8,877	(e)	57,631

See accompanying Notes to Unaudited Pro Forma Combined Condensed Financial Statements

COMBINED PRO FORMA FINANCIAL DATA
UNAUDITED PROFORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
(In thousands, except per share data)

	For the Three Months Ended
	April 1, 2007
			Pro Forma		Pro Forma
	Illumina	Solexa(1)	Adjustments	Notes	Combined

Revenue	$72,150	$55	$—		$72,205

Costs and expenses:
Cost of revenue	25,120	585	146	(c)	25,851

Research and development expenses	15,956	2,562	423	(c)	18,941
Selling, general and administrative expenses	23,633	4,130	9	(c)	27,729
			(43)	(b)

Amortization of acquired identifiable intangible assets	442	—	221	(b)	663
Acquired in-process research and development	303,400	—	(303,400)	(f)	—

Income (loss) from operations	(296,401)	(7,222)	302,644		(979)

Interest and other income, net	2,722	325	—		3,047

Income (loss) before income taxes	(293,679)	(6,897)	302,644		2,068

Provision for income taxes (income tax benefit)	4,397	—	(3,456)	(d)	941

Net income (loss)	$(298,076)	$(6,897)	$306,100		$1,127

Net income (loss) per share, basic	$(5.58)				$0.02

Net income (loss) per share, diluted	$(5.58)				$0.02

Shares used in calculating net income (loss) per share, basic	53,422		3,751	(e)	57,173

Shares used in calculating net income (loss) per share, diluted	53,422		8,349	(e)	61,771

See accompanying Notes to Unaudited Pro Forma Combined Condensed Financial Statements

(1)	Represents Solexa’s results of operations for the period for January 1, 2007 to January 26, 2007, the date of Illumina’s merger with Solexa.

Notes to Unaudited Pro Forma Combined Condensed Financial Statements
1. Basis of Presentation
          The pro forma adjustments are based on management’s estimates of the fair value and useful lives of the assets acquired and liabilities assumed and have been prepared to illustrate the estimated effect of the acquisition.
          The unaudited pro forma combined condensed statements of operations for the year ended December 31, 2006 and the three months ended April 1, 2007, illustrate the effect of the acquisition of Solexa, Inc. (“Solexa”), as if it had occurred on January 2, 2006, and include the historical audited results of operations of Solexa for the year ended December 31, 2006 and the unaudited results of operations of Solexa for the period from January 1, 2007 through January 26, 2007, respectively.
2. Pro Forma Adjustments
          (a) To reclassify Solexa manufacturing start-up and excess capacity costs of $3.4 million for the year ended December 31, 2006 to cost of revenue to conform to Illumina’s presentation.
          (b) Reflects amortization of $2.7 million and $0.2 million for the year ended December 31, 2006 and the three months ended April 1, 2007, respectively, for an identifiable intangible asset related to core technology based on the fair value assigned to this asset at the date of acquisition, assuming an estimated useful life of ten years, as well as the elimination of historical Solexa intangible amortization of $0.5 million and $43,000 for the year ended December 31, 2006 and the three months ended April 1, 2007, respectively.
          (c) Reflects non-cash stock compensation expense of $7.3 million and $1.1 million for the year ended December 31, 2006 and the three months ended April 1, 2007, respectively, related to the amortization of the fair value of the stock options unvested at the time the acquisition was consummated, offset by the elimination of historical Solexa non-cash stock compensation expense of $4.2 million and $0.5 million for the year ended December 31, 2006 and the three months ended April 1, 2007, respectively.
          (d) Reflects the income tax impact of Solexa’s net loss into the combined condensed pro forma statement of operations for the year ended December 31, 2006, which resulted in lower United States and California taxable income and alternative minimum tax expense for the period presented.
          (e) The pro forma adjustment to shares used to calculate basic net income (loss) per share reflects 13,129,906 shares, the actual number of shares of Illumina common stock issued as consideration for the merger.
          The pro forma adjustment to shares used for diluted net loss per share is comprised as follows (in thousands):

	Year Ended	Three Months Ended
	December 31, 2006	April 1, 2007

Shares issued in connection with the acquisition of Solexa	13,130	3,751
Less: Illumina anti-dilutive shares	(4,253)	—
Plus: Illumina dilutive shares	—	4,598

Shares used to calculate pro forma diluted net income (loss) per share	8,877	8,349

          (f) The Company allocated $303.4 million of the purchase price to in-process research and development projects. In-process research and development (IPR&D) represents the valuation of acquired, to-be-completed research projects. At the acquisition date, Solexa’s ongoing research and development initiatives were primarily involved with the development of its genetic analysis platform for sequencing and expression profiling. These in-process research and development projects are composed of Solexa’s reversible terminating nucleotide biochemistry platform, referred to as sequencing-by-synthesis (SBS) biochemistry, as well as Solexa’s reagent, analyzer and genomic services related technologies, which were valued at $237.2 million, $44.2 million, $19.1 million and $2.9 million, respectively, at the acquisition date. Although these projects were approximately 95% complete at the acquisition date, they had not reached technological feasibility and had no alternative future use. Accordingly, the amounts allocated to those projects were written off in the first quarter of 2007, the period the acquisition was consummated.

Notes to Unaudited Pro Forma Combined Condensed Financial Statements
          The values of the research projects were determined by estimating the costs to develop the acquired technology into commercially viable products, estimating the resulting net cash flows from the projects, and discounting the net cash flows to their present value. These cash flows were estimated by forecasting total revenue expected from these products and then deducting appropriate operating expenses, cash flow adjustments and contributory asset returns to establish a forecast of net cash flows arising from the in-process technology. These cash flows were substantially reduced to take into account the time value of money and the risks associated with the inherent difficulties and uncertainties given the projected stage of development of these projects at closing. Due to the nature of the forecast and the risks associated with the projected growth and profitability of the developmental projects, discount rates of 19.5% were considered appropriate for valuation of the IPR&D. The Company believes that these discount rates were commensurate with the projects’ stage of development and the uncertainties in the economic estimates described above.
          If these projects are not successfully developed, the sales and profitability of the combined company may be adversely affected in future periods. The Company believes that the foregoing assumptions used in the IPR&D analysis were reasonable at the time of the acquisition. No assurance can be given, however, that the underlying assumptions used to estimate expected project sales, development costs or profitability, or the events associated with such projects, will transpire as estimated.
          The pro forma results exclude the $303.4 million non-cash acquired IPR&D charge recorded upon the closing of the acquisition during the first quarter of 2007.